Exhibit 4.8
CERTIFICATE OF TRUST
OF
HSBC FINANCE CAPITAL TRUST IX
     THIS Certificate of Trust of HSBC Finance Capital Trust IX (the “Trust”) is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).
     1. Name. The name of the statutory trust formed hereby is HSBC Finance Capital Trust IX.
     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.
     3. Effective Date. This Certificate of Trust shall be effective upon filing.
     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811 of the Act.

BNY MIDWEST TRUST COMPANY, as Trustee

By:	/s/ D. DONOVAN

Name: D. Donovan
Title: Vice President

THE BANK OF NEW YORK (DELAWARE), as Trustee

By:	/s/ PATRICK BURNS

Name: Patrick Burns
Title: SVP

/s/ WILLIAM H. KESLER

William H. Kesler
as Trustee

/s/ DENNIS J. MICKEY

Dennis J. Mickey
as Trustee

/s/ BEVERLEY A. SIBBLIES

Beverley A. Sibblies
as Trustee